Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR

HUDBAY MINERALS INC.

OFFER TO EXCHANGE ALL OUTSTANDING

9.500% NOTES DUE 2020

ISSUED ON December 9, 2013 FOR

9.500% NOTES DUE 2020

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of HudBay Minerals Inc. (the “Issuer”) made pursuant to the Prospectus, dated April 10, 2014, as it may be amended from time to time,  (the “Prospectus”), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S Bank, National Association, as exchange agent (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer.

Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Initial Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) relating to the tender for exchange of Initial Notes (the “Letter of Transmittal”) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Any Initial Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Where the Expiration Date has been extended, tenders pursuant to the Exchange Offer as of the previously scheduled Expiration Date may not be withdrawn after the date of the previously scheduled Expiration Date. Capitalized terms not defined herein are defined in the Prospectus or the Letter of Transmittal.

BY HAND, MAIL OR OVERNIGHT COURIER:

U.S. Bank, National Association

c/o U.S. Bank Corporate Trust Services

5555 San Felipe Street, Suite 1150

Houston, Texas  77056

For Information Call: (713) 235-9209	BY FACSIMILE: (713) 235-9213 (for eligible institutions only) Attention: Shazia Flores	Confirm Receipt of Facsimile by Telephone: (713) 235-9209

Delivery of this instrument to an address other than as set forth above, or transmission or instructions via facsimile other than as set forth above, will not constitute a valid delivery.

This form is not to be used to guarantee signatures.  If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the letter of transmittal) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY